UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019

ICONIC BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-227420	13-4362274
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Seabro Avenue

Amityville, NY 11701

(Address of principal executive offices) (zip code)

(866) 219-8112

(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ICNB	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period richard defor complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On May 9, 2019, Iconic Brands Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Green Grow Farms, Inc., a New York corporation (“Green Grow”) and NY Farms Group Inc., a New York corporation, (“NY Farms”, and with Green Grow and Iconic, the “Parties”). Pursuant to the Agreement, Iconic acquired a 51% equity interest in Green Grow in exchange for (i) cash consideration of $200,000, $50,000.00 of which was payable on Closing and the balance of which is payable within 30 days of Closing, and (ii) 2,000,000 shares of the Company. In addition, the Company has agreed to issue up at an additional 6,000,0000 shares based upon gross revenues reached by Green Grow (at a rate of 120,000 shares per $1,000,000 of gross revenue, up to a maximum of $50,000,000) within 36 months of the Closing.

In addition to the foregoing, the Company has agreed to include the shares issued to Green Grow in the next registration statement filed by the Company.

A copy of the Agreement is attached hereto as Exhibit 2.1. The description of the Agreement herein is qualified by the terms of the full text of the agreement attached hereto and the terms thereof are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	SHARE EXCHANGE AGREEMENT among NEW YORK FARMS GROUP INC., GREEN GROW FARMS, INC., and ICONIC BRANDS, INC.,

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iconic Brands, Inc.

Dated: May 14, 2019		/s/ Richard J. DeCicco
	By:	Richard J. DeCicco
	Its:	Chief Executive Officer

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